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                                                                      EXHIBIT 11



                              FUTRONIX CORPORATION



                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                                                               NINE MONTHS
                                                            YEAR ENDED DECEMBER 31,                        ENDED SEPTEMBER 30,
                                           ----------------------------------------------------------    ------------------------
                                             1991        1992        1993        1994         1995          1995          1996
                                           --------    --------    --------    --------    ----------    ----------    ----------
Net Income -- Historical................   $(99,000)   $ 70,000    $170,671    $301,171    $  614,245    $  404,670    $  374,037
                                           ========    ========    ========    ========    ==========    ==========    ==========
Net Income -- Pro forma (Adjusted only
  for income taxes of S Corporation)....   $(61,380)   $ 43,400    $105,816    $335,171    $  614,245    $  404,670    $  374,037
                                           ========    ========    ========    ========    ==========    ==========    ==========
Primary Earnings per Share:
  Weighted average number of common
    shares outstanding..................    588,235     588,235     588,235     829,331     1,588,235     1,588,235     1,608,892
  Weighted average number of convertible
    preferred shares outstanding........         --          --          --          --        27,397            --     1,000,000
Common stock equivalents (treasury stock
  method):
  Stock options.........................         --          --          --          --            --            --        14,054
  Warrants..............................         --          --          --     164,091       680,605       680,605       680,605
                                           --------    --------    --------    --------    ----------    ----------    ----------
Weighted average number of common shares
  and common stock equivalents..........    588,235     588,235     588,235     993,422     2,296,237     2,268,840     3,303,551
                                           ========    ========    ========    ========    ==========    ==========    ==========
Earnings per common
  share -- Historical...................   $   (.17)   $    .12    $    .29    $    .30    $      .27    $      .18    $      .11
                                           ========    ========    ========    ========    ==========    ==========    ==========
Pro forma earnings per common share.....   $   (.10)   $    .07    $    .18    $    .34    $      .27    $      .18    $      .11
                                           ========    ========    ========    ========    ==========    ==========    ==========
Fully diluted Earnings Per Share(1):
Weighted average number of common shares
  outstanding...........................    588,235     588,235     588,235     829,331     1,588,235     1,588,235     1,608,892
Weighted average number of convertible
  preferred shares outstanding..........         --          --          --          --        27,397            --     1,000,000
Common stock equivalents (treasury stock
  method):
  Stock options.........................         --          --          --          --            --            --        16,667
  Warrants..............................         --          --          --     164,107       680,673       680,673       680,673
                                           --------    --------    --------    --------    ----------    ----------    ----------
Weighted average number of common shares
  and common stock equivalents..........    588,235     588,235     588,235     993,438     2,296,305     2,268,908     3,306,232
                                           ========    ========    ========    ========    ==========    ==========    ==========
Earnings per common
  share -- Historical...................   $   (.17)   $    .12    $    .29    $    .30    $      .27    $      .18    $      .11
                                           ========    ========    ========    ========    ==========    ==========    ==========
Pro forma earnings per common share.....   $   (.10)   $    .07    $    .18    $    .34    $      .27    $      .18    $      .11
                                           ========    ========    ========    ========    ==========    ==========    ==========


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(1) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.